                                                                   EXHIBIT 4.3


                           DEEPTECH INTERNATIONAL INC.



                                       and





                          BANK OF NEW YORK, as Trustee



                                -----------------



                          FIRST SUPPLEMENTAL INDENTURE



                           Dated as of August 14, 1998



                                -----------------




                                   $82,000,000



                        12% Senior Secured Notes Due 2000

               FIRST SUPPLEMENTAL INDENTURE, dated as of August 14, 1998 (the "First Supplemental Indenture"), between DeepTech International Inc., a Delaware corporation (the "Company") and BANK OF NEW YORK, a national banking association organized under the laws of the United States of America, as trustee (the "Trustee").

                             RECITALS OF THE COMPANY

         WHEREAS, the Company has executed and delivered the Indenture dated as of March 21, 1994 between DeepTech and the Bank of New York, successor in interest to the First Interstate Bank of Texas, N.A. and the related loan and security documents (collectively, the "Indenture") to the Trustee to provide for the issuance of the Company's 12 % Senior Secured Notes due December 15, 2000, in the principal amount of $82,000,000 (the "Securities") thereunder;

         WHEREAS, El Paso Natural Gas Company, a Delaware corporation ("EPNG"), El Paso Acquisition Company, a Delaware corporation ("Merger Sub"), El Paso Energy Corporation ("Holdco"), a Delaware corporation and the Company have entered into an Agreement and Plan of Merger dated February 27, 1998, as amended, pursuant to which the Company will merge with Merger Sub, with the Company as the surviving corporation;

         WHEREAS, the Company desires to modify the Indenture with respect to the Securities as provided herein; and

         WHEREAS, all things necessary to make this Supplemental Indenture a valid supplemental indenture to the Indenture in accordance with the terms of the Indenture have been done and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

         NOW THEREFORE, for consideration, the adequacy and sufficiency of which is hereby acknowledged by the parties hereto, each party agrees as follows, for the benefit of the other parties and for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE ONE

                    RELATION TO INDENTURE; GENERAL PROVISIONS

Section 101. Relation to Indenture. This First Supplemental Indenture constitutes an integral part of the Indenture but is effective only with respect to the Securities issued under the Indenture.

Section 102. General Provisions. For all purposes of this First Supplemental
Indenture:

         (a) references herein to the Indenture shall mean the Indenture as supplemented by this First Supplemental Indenture;

         (b) a term defined in the Indenture has the same meaning when used in this First Supplemental Indenture unless otherwise defined herein (in which case the definition set forth herein shall govern);

         (c) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

         (d) the singular includes the plural and vice versa;

         (e) headings are for convenience of reference only and do not affect interpretation;

         (f) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

         (g) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

         (h) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

         (i) all references to $, US$, dollars or United States dollars shall refer to the lawful currency of the United States of America.

                                   ARTICLE TWO

                           AMENDMENTS TO THE INDENTURE

Section 201.  Modification of Definitions.

         (a) Article One of the Indenture is hereby amended by amending and restating the definition of the following in its entirety as follows:

                  "Subsidiary" of the Company means a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries of such Person.

         (b) Article One of the Indenture is hereby amended by deleting the definitions of "Adjusted Fair Market Value", "Asset Coverage Ratio", "Asset Sale", "Available Cash", "Average Life", "Cash Available for Interest Expense", "Cash Equivalents",

 "Change of Control", "Collateral Account", "Collateral Agent", "Collateral Documents", "Common Units", "Consolidated Net Income", "Credit Facility", "DeepTech Subsidiaries", "DeepWater Systems", "DeepWater Systems Credit Agreement", "DeepWater Systems Note", "Designated Indebtedness", "Dover", "EBITDA-to-Interest Ratio", "Eligible Assets", "Fair Market Value", "Intercompany Note", "Interest Coverage Ratio", "Investment", "Leviathan", "Leviathan Holdings", "Marketable Securities", "Offshore Marketing", "Offshore Processors", "Partnership", "Partnership Agreement", "Partnership Leverage Event", "Permitted Investment", "Permitted Liens", "Pledge Agreement", "Pledged Collateral", "Preference Unit", "Principal Business", "PV10 Value", "Registrable Securities", "Restricted Payment", "Sale-Leaseback Transaction", "Tatham Offshore", and "Tatham Offshore Subordinated Notes" from Section 1.01 thereof, and by deleting all references thereto in the Indenture.

Section 202. Modification of Other Definitions. Article One of the Indenture is hereby amended by deleting the definitions of "Affiliate Transaction", "Asset Coverage Event", "Change of Control Notice", "Change of Control Offer", "Change of Control Purchase Date", "incur", "Net Proceeds Offer", "Net Proceeds Offer Amount", "Net Proceeds Payment Date", "Partnership Leverage Notice", "Partnership Leverage Offer", "Partnership Leverage Purchase Date", "Permitted Payments", "Refinancing Indebtedness", "Refinanced Indebtedness", "Reset Ratio", "Specified Ratio", "Tatham Conversion Event", "Tatham Conversion Notice", "Tatham Conversion Offer", and "Tatham Conversion Purchase Date" from Section
1.02 thereof, and by deleting all references thereto in the Indenture.

Section 203.  Modification of Covenants.

         (a) Section 4.02 of the Indenture is modified to read in its entirety as follows:

         Section 4.02.  SEC Reports.

                  (a) The Company shall within 5 Business Days file with the Trustee and furnish promptly to Holders, after it files the same with the SEC, copies of the annual reports and the information, documents and other reports (or copies of any such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall also comply with the provisions of TIA ss. 314(a).

                  (b) The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to Holders under this Section and TIA ss. 314.

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

         (b) Article Four of the Indenture shall be amended by deleting Sections 4.03(b), 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, and
4.20 in their entirety, and by deleting Section 4.05 in its entirety and replacing it with the following:

         Section 4.05. [intentionally omitted]

Section 204. Modification of Successor Corporation. Article Five of the Indenture shall be amended by amending and restating Section 5.01 in its entirety as follows:

         Section 5.01.  When Company May Merge, etc.

                  The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, convey, transfer, lease, convey or otherwise dispose of its assets substantially as an entirety to, any Person or group of affiliated Persons, unless at the time and after giving effect thereto:

                  (1) either (a) the Company is the continuing or surviving corporation or (b) the Person (if other than the Company) formed by or surviving such consolidation or into which the Company is merged or the Person that acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety is a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest on, all the Securities and the performance of every other Obligation and covenant of the Company under the Securities and this Indenture;

                  (2) [intentionally omitted];

                  (3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

                  (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the Indenture and that all conditions precedent therein (in the case of clause (3), to such counsel's knowledge) relating to such transaction have been satisfied.

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

Section 205. Modification of Defaults and Remedies.

         (a) Article Six of the Indenture is hereby amended by amending and restating Section 6.01 thereof in its entirety as follows:

         Section 6.01.  Events of Default.

         An "Event of Default" is the occurrence of any of the following events:

                  (1) the Company defaults in the payment of any installment of interest on any Security when due and payable and continuance of such default for 30 days;

                  (2) the Company defaults in the payment of the principal of or the premium, if any, on any Security when due and payable at Stated Maturity, upon acceleration, upon optional redemption of the Securities, upon declaration or otherwise;

                  (3) [intentionally omitted];

                  (4) the Company fails to observe, perform or comply with any of its other agreements or covenants in or provisions of the Securities or the Indenture and such failure to observe, perform or comply continues for a period of 60 days after receipt by the Company of written notice thereof from the Trustee or Holders of at least 25% in principal amount of the Securities then outstanding, specifying such default and requiring that it be remedied;

                  (5) the Company or any Subsidiary fails to make any payment in the amount of $50,000 or more constituting principal of, or premium, if any, in respect of, or interest on, any Indebtedness when due (after giving effect to any grace period applicable thereto), and the aggregate principal amount of such Indebtedness with respect to which any such failure to pay has occurred exceeds $25 million or its foreign currency equivalent in the aggregate;

                  (6) any Indebtedness of the Company or any of its Subsidiaries is accelerated or becomes due or is declared due and payable because of a default, and the aggregate principal amount of such Indebtedness with respect to which any such failure to pay has occurred exceeds $25 million or its foreign currency equivalent in the aggregate;

                  (7) [intentionally omitted];

                  (8) [intentionally omitted]; and

                  (9) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (A) commences a voluntary case or proceeding,

                  (B) consents to the entry of an order for relief against it in an involuntary case or proceeding,

                  (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                  (D) makes a general assignment for the benefit of its creditors, or

                  (E) admits in writing that it generally is unable to pay its debts as the same become due; or

                  (10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief (with respect to the petition commencing such case) against the Company or any Significant Subsidiary in an involuntary case or proceeding,

                  (B) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of its respective property, or

                  (C) orders the liquidation of the Company or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days.

                  The terms "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         (b) Article Six of the Indenture is hereby amended by amending and restating Section 6.04 thereof in its entirety as follows:

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

         Section 6.04.  Waiver of Past Defaults.

                  Subject to Sections 6.07 and 9.02, the Holders of at least a majority in aggregate principal amount of Securities then outstanding by notice to the Trustee may, on behalf of the Holders of the Securities, waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in payment of principal of, or premium, if any, or interest on the Securities.

         (c) Article Six of the Indenture is hereby amended by amending and restating Section 6.10 thereof in its entirety as follows:

         Section 6.10.  Priorities.

                  If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

                           First: to the Trustee for amounts due under Section
                  7.07;

                           Second: to Holders for amounts due and unpaid on the
                  Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively, including any optional redemption payments; and

                           Third:  to the Company.

                  The Trustee shall fix one or more special record dates and, at least 5 days thereafter, special payment dates for any payment to Holders pursuant to this Section 6.10. At least 15 days before a special record date, the Trustee shall mail to each Holder a notice specifying the special record date, the payment date and the amount to be paid pursuant to this Section 6.10.

Section 206. Modification of Discharge of Indenture. Article Eight of the Indenture is hereby amended by amending and restating Section 8.01 thereof in its entirety as follows:

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         Section 8.01.  Discharge of Liability on Securities; Defeasance.

                  (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or redemption, as the case may be, all outstanding Securities (other than Securities replaced pursuant to Section 2.07), including all interest and premium (if any) thereon, and if in either case the Company pays all other sums then due and payable hereunder, then this Indenture shall, subject to Sections 8.01(c) and 8.06, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company (accompanied by an Officers' Certificate of the Company and an Opinion of Counsel) and at the cost and expense of the Company.

                  (b) Subject to Sections 8.01(c), 8.02 and 8.06, the Company at any time may terminate its obligations (i) under the Securities and this Indenture ("legal defeasance option") or (ii) under Article 4 (other than Sections 4.01, 4.02 and 4.03) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                  If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of any Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in clauses (4), (5) or (6) of Section 6.01 or because of any Event of Default based on the failure of the Company to comply with Article 4 (other than Sections 4.01, 4.02 and 4.03).

                  Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations of the Company that are terminated.

                  (c) Notwithstanding clauses (a) and (b) above, the obligations of the Company in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 7.07,
         7.08, 8.05 and 8.06 (and, in the case of the covenant defeasance option, all obligations other than those terminated pursuant to Section 8.01(b)(ii)) and all rights, privileges and immunities of the Trustee in Article 7 shall survive until the Securities have been paid in full. Thereafter, the obligations of the Company in Sections 7.07, 8.04 and
         8.05 shall survive.

Section 207.  Modification of Amendments, Supplements and Waivers.

         (a) Article Nine of the Indenture is hereby amended by amending and restating Section 9.01 thereof in its entirety as follows:

         Section 9.01.  Without Consent of Holders.

                  The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder:

                  (1) to cure any ambiguity, defect or inconsistency;

                  (2) to comply with Sections 5.01 or 7.08;

                  (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                  (4) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

                  (5) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of the Holder.

                  Upon the request of the Company, accompanied by a resolution of the Board of Directors authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee, if requested by the Trustee, of the Opinion of Counsel described in Section 9.06, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained. After an amendment or waiver under this Section becomes effective, the Company shall mail to the Holders of each Security affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         (b) Article Nine of the Indenture is hereby amended by amending and restating Section 9.02 thereof in its entirety as follows:

         Section 9.02.  With Consent of Holders

                  Except as provided below in this Section 9.02, the Company and the Trustee may amend this Indenture or the Securities with the written consent (including consents obtained in connection with a tender offer or exchange offer for Securities or a solicitation of consents in respect of Securities, provided that in each case such offer or solicitation is made to all Holders of then outstanding

         Securities on equal terms) of the Holders of at least a majority in principal amount of the then outstanding Securities.

                  Upon the request of the Company, accompanied by a resolution of the Board of Directors authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee, if requested by the Trustee, of the Opinion of Counsel described in Section 9.06, the Trustee shall join with the Company in the execution of such supplemental indenture.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  The Holders of a majority in principal amount of the then outstanding Securities may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities (including waivers obtained in connection with a tender offer or exchange offer for Securities or a solicitation of consents in respect of Securities, provided that in each case such offer or solicitation is made to all Holders of the then outstanding Securities on equal terms). However, without the consent of each Holders affected, an amendment, supplement or waiver under this Article may not:

                  (1) reduce the percentage of principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities;

                  (2) reduce the rate or change the time for payment of interest, including defaulted interest, on the Securities;

                  (3) reduce the principal amount of any Security or change the Stated Maturity of any Security;

                  (4) reduce the repurchase price, including premium, if any, payable upon the redemption of any Security or change the time at which any Security may be redeemed;

                  (5) [intentionally omitted];

                  (6) waive a Default or Event of Default in the payment of the principal of, or premium, if any, or interest on the Securities (other than a default or Event of Default that causes an additional amount to become due as a result of an acceleration and which the holders of the Securities rescind pursuant to Section 6.02);

                  (7) make any Security payable in money other than that stated in the Security;

                  (8) impair the right to institute suit for the enforcement of principal of, or premium, if any, or interest on any Security pursuant to Sections 6.07 or 6.08, except as limited by Section 6.06; or

                  (9) make any change in Section 6.04 or Section 6.07 or in this sentence of this Section 9.02.

                  The right of any Holder to participate in any consent required or sought pursuant to any provision of this Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the trustee in a notice furnished to Holders in accordance with the terms of this Indenture.

                  In connection with any amendment, supplement or waiver pursuant to this Article Nine, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

Section 208. Modification of Collateral and Security. The Indenture shall be amended by deleting Article Ten in its entirety and replacing it with the following: "ARTICLE TEN [intentionally omitted]."

Section 208. Modification of Notices. Article Eleven shall be amended by replacing the words

         If to the Company:

                  DeepTech International Inc.
                  7500 Chase Tower
                  600 Travis Street
                  Houston, Texas 77002
                  Attention:  President

with the words

         If to the Company:

                  DeepTech International Inc.
                  c/o El Paso Energy Corporation
                  1001 Louisiana Street
                  Houston, Texas 77002
                  Attention:  H. Brent Austin

                  and

                  Attention:  Britton White, Jr.


                                  ARTICLE THREE

                                  MISCELLANEOUS

Section 301. Continued Effectiveness of Indenture. Except as amended hereby, the Indenture shall continue in full force and effect.

Section 302. Purpose. The purpose of this First Supplemental Indenture is to effect the amendments set forth herein. The Company represents and warrants that all the conditions and requirements necessary to make this First Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

Section 303. Rights of Trustee. The Trustee executes this First Supplemental Indenture only on the condition that it shall have and enjoy with respect thereto all of the rights, duties, and immunities as set forth in the Indenture.

Section 304. Successors and Assigns. All covenants and agreements in this First Supplemental Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether or not so expressed.

Section 305. Separability Clause. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 306. Benefits of First Supplemental Indenture. Nothing in this First Supplemental Indenture or in the related Debt Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent and the Holders of Debt Securities of any series created on or after the date hereof, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

Section 307. Governing Law. This First Supplemental
Indenture shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said state.

Section 308. Counterparts. The First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

Section 309. Effect of Headings and Table of Contents. The Article and Section headings are for convenience only and shall not affect the construction hereof.


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



               IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.


                           DEEPTECH INTERNATIONAL INC.,
                                as Issuer


                           By:    /s/  DENNIS A. KUNETKA
                              -------------------------------------
                                Name:  Dennis A. Kunetka
                                Title: Senior Vice President


                           BANK OF NEW YORK,
                                as Trustee


                           By:    /s/  WALTER N. GITLIN
                              -------------------------------------
                                Name:  Walter N. Gitlin
                                Title: Vice President


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